Exhibit 21

                                      Jurisdiction of Incorporation
Name                                         or Organization         % Ownership
------------------------------------  -----------------------------  -----------

Advanced Medical Laser Service, Inc.            Florida                 100%

Photon Data, Inc.                               Florida                 100%